Exhibit 99.1

Five Star Quality Care, Inc.

Information Regarding the Quarter Ended March 31, 2014 and the Quarter and Six Months Ended June 30, 2014

To be Discussed on Investor Conference Call

 September 18, 2014 8:30 a.m. ET

The following information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws.  These forward-looking statements are based on present beliefs and expectations of Five Star Quality Care, Inc., or the Company, as of today, September 18, 2014.  The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements made in today’s conference call, other than through filings with the Securities and Exchange Commission regarding this reporting period.  Actual results may differ materially from those projected in any forward-looking statements.  Additional information concerning factors that could cause those differences is contained in the Company’s filings with the SEC.  Investors are cautioned not to place undue reliance upon any forward-looking statements.

•                  The Company has seen improvement in both occupancy and average monthly rate during the first half of 2014.  As of today, total senior living occupancy stands at 86.3% which is 70 basis points higher than the average of 85.6% for the fourth quarter of 2013.   Total senior living occupancy was 85.8% in the first quarter of 2014 and 85.7% in the second quarter of 2014.  Occupancy at the Company’s owned independent and assisted living communities was 87.5% in the fourth quarter of 2013, 87.4% in the first quarter of 2014 and 87.6% in the second quarter of 2014.   Independent and assisted living occupancy at the Company’s leased communities was 88.7% in the fourth quarter of 2013, 88.6% in the first quarter of 2014 and 88.9% in the second quarter of 2014.  Total occupancy at the Company’s continuing care retirement communities was 82.7% in the fourth quarter of 2013, 83.6% in the first quarter of 2014 and 83.1% in the second quarter of 2014.  The Company’s skilled nursing facilities reported occupancy of 80.9% in the fourth quarter of 2013, 80.4% in the first quarter of 2014 and 79.7% in the second quarter of 2014.  The Company’s occupancy at its managed communities was 87.9% in the fourth quarter of 2013, 88.8% in the first quarter of 2014 and 88.5% in the second quarter of 2014.

•                  Overall senior living average monthly rates increased 0.5% year over year in the fourth quarter of 2013, 1.2% in the first quarter of 2014 and 2.0% in the second quarter of 2014.  With respect to owned and leased communities, average monthly rates increased 1.9% in the fourth quarter of 2013, 2.0% in the first quarter of 2014 and 2.2% in the second quarter of 2014.  The Company would expect these positive trends to continue.

•                  Average monthly rate for the fourth quarter of 2013 was up 0.5% compared to last year; however, the average monthly rate for the Company’s owned and leased independent and assisted living communities increased by 1.9%. Like occupancy, average monthly rate also improved in the first and second quarters of 2014.

•                  Both occupancy and average monthly rate have ticked up in 2014 and as a result, the Company expects to report slight increases in revenues for both the first and second quarters of 2014 over their previous quarters, respectively.  The Company believes the year over year top-line growth is due to the positive impact of its operational initiatives.

•                  On the expense side, the Company’s labor costs remained very well controlled during the first half of 2014.  However, some of the increased health and worker’s compensation claims expense in 2013 did carry over into the first quarter and second quarters of 2014.  In addition, the earnings drag related to the Company’s renovated properties have carried over into the first quarter of 2014, but started to moderate in the second quarter.

•                  Given these trends, the Company’s expectation right now, before taking into account any one time expense associated with the Company’s recent financial reporting, is that EBITDAR for the first quarter of 2014 will be slightly lower than the fourth quarter of 2013, but that EBITDAR for the second quarter of 2014 will improve and will be higher than both fourth quarter of 2013 and the first quarter of 2014.

•                  The Company cannot predict what its final results will be and it’s possible that any statements made about the 2014 first quarter or second quarter results or operating metrics may change and that any such change may be material.